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                        REPORT OF INDEPENDENT ACCOUNTANTS


THE BOARD OF DIRECTORS AND SHAREHOLDERS OF KEEBLER FOODS COMPANY:
Our report on the consolidated financial statements of Keebler Foods Company and Subsidiaries and UB Investments US Inc. and Subsidiaries is included in the Form 10-K. In connection with our audits of such financial statements, have also audited the related financial statement schedule listed in the index of the Form 10-K.


In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information required to be included therein.


                                     COOPERS & LYBRAND L.L.P.


Chicago, Illinois
February 18, 1998



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ITEM 14 (D).    FINANCIAL STATEMENT SCHEDULE                        SCHEDULE II

                              KEEBLER FOODS COMPANY
            SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS (NOTE 1) FOR THE YEAR ENDED JANUARY 3, 1998, THE FORTY-EIGHT WEEKS ENDED DECEMBER 28, 1996, THE FOUR WEEKS ENDED JANUARY 26,
                   1996, AND THE YEAR ENDED DECEMBER 30, 1995

                                                    (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------------
                    COL. A                        COL. B                 COL. C                COL. D          COL. E
------------------------------------------------------------------------------------------------------------------------


                                                                       ADDITIONS
                                                                -------------------------
                                                 BALANCE AT     CHARGED TO     CHARGED TO                     BALANCE AT
                                                 BEGINNING        COSTS/         OTHER                           END
                 DESCRIPTION                     OF PERIOD       EXPENSES       ACCOUNTS        DEDUCTIONS     OF PERIOD
-----------------------------------------------  ----------     ----------     ----------     --------------  ----------


Those valuation and qualifying accounts
      which are deducted in the balance sheet
      from the assets to which they apply:
YEAR ENDED JANUARY 3, 1998
      For discounts and doubtful accounts        $   5,390      $  18,970      $       -      $ (19,395)(1)   $   4,965
                                                 =========      =========      =========      =========       =========
      For deferred taxes                         $  84,350      $       -      $       -      $       -       $  84,350
                                                 =========      =========      =========      =========       =========
      For inventory reserves                     $   5,508      $   9,716      $       -      $  (8,442)(2)   $   6,782
                                                 =========      =========      =========      =========       =========

FORTY-EIGHT WEEKS ENDED DECEMBER 28, 1996
      For discounts and doubtful accounts        $   4,181      $  14,399      $     907 (3)  $ (14,097)(1)   $   5,390
                                                 =========      =========      =========      =========       =========
      For deferred taxes                         $ 109,484      $       -      $       -      $ (25,134)(4)   $  84,350
                                                 =========      =========      =========      =========       =========
      For inventory reserves                     $   9,578 (5)  $   3,370      $       -      $  (7,440)(6)   $   5,508
                                                 =========      =========      =========      =========       =========

========================================================================================================================

FOUR WEEKS ENDED JANUARY 26, 1996
      For discounts and doubtful accounts        $   3,558      $   1,577      $       -      $    (954)(1)   $   4,181
                                                 =========      =========      =========      =========       ==========
      For deferred taxes                         $ 116,817      $  (7,333)     $       -      $       -       $ 109,484
                                                 =========      =========      =========      =========       ==========
      For inventory reserves                     $     637      $     378      $       -      $       -       $   1,015
                                                 =========      =========      =========      =========       ==========

YEAR ENDED DECEMBER 30, 1995
      For discounts and doubtful accounts        $   1,747      $  13,801      $       -      $ (11,990)(1)   $   3,558
                                                 =========      =========      =========      =========       ==========
      For deferred taxes                         $  46,375      $  70,442      $       -      $       -       $ 116,817
                                                 =========      =========      =========      =========       ==========
      For inventory reserves                     $   1,136      $       -      $       -      $    (499)(2)   $     637
                                                 =========      =========      =========      =========       ==========



Note 1: Schedule II - Valuation and Qualifying Accounts includes certain financial data of Keebler Foods Company ("the Company") for the year ended January 3, 1998 and for the forty-eight weeks ended December 28, 1996, as well as certain financial data of UB Investments US, Inc.
        ("UBIUS"), the predecessor company, for the four weeks ended January 26, 1996, the date on which UBIUS was acquired by INFLO Holdings Corporation
        ("INFLO"), and the year ended December 30, 1995. The distinction between the Company's and the predecessor company's financial data has been made by inserting a double line.


(1) Primarily charges against reserves, net of recoveries.
(2) Inventory write-offs.
(3) Amount acquired in the acquisition of Sunshine Biscuits, Inc.
(4) Adjustment to reduce the valuation allowance as a result of the acquisition of the Company.
(5) Includes inventory reserves established in the acquisition of the Company.
(6) Adjustment to reduce reserve.

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